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                                                                     EXHIBIT 4.9


                                 NOTE GUARANTEE

         Each of the Guarantors set forth below, which in accordance with
Section 4.16 of the Indenture, dated as of April 2, 1997 (the "Indenture"), are required to guarantee the obligations of Anchor Advanced Products, Inc. (the "Issuer") under the 11 3/4% Senior Notes due 2004 (the "Notes") hereby unconditionally guarantees, to the fullest extent permitted by law, (i) the due and punctual payment of the principal of, interest and Liquidated Damages, if any, on the Notes, whether at the maturity or interest payment date, by acceleration, call for redemption or otherwise, and of interest on the overdue principal of, interest and Liquidated Damages, if any, on the Notes and all other obligations of the Issuer to the Holders or the Trustee under the Indenture or the Notes and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. The obligations of each such Guarantor under this Note Guarantee are joint and several obligations.

         The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are as expressly set forth in
Article 10 of the Indenture and in such other provisions of the Indenture as are applicable to Guarantors, and reference is hereby made to such Indenture for the precise terms of this Note Guarantee. The terms of Article 10 of the Indenture (including, without limitation, Section 10.04 of the Indenture) and such other provisions of the Indenture as are applicable to Guarantors are incorporated herein by reference.

         Each of the Guarantors may provide a substitute guarantee in substitution for this Note Guarantee, in such form as shall be appropriate under the laws of its jurisdiction of incorporation, and upon such substitution, such substitute guarantee shall be effective from and after the date of this Note Guarantee as if it had been in effect from the date hereof, and, upon such substitution, this Note Guarantee shall terminate and thereafter be of no force or effect as to such Guarantor.

         This is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuer's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.
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         This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         In case any provision in this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE GUARANTEE.

                          [Signature on following page]
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                                    MOLL INDUSTRIES UK, LIMITED

                                    MOLL INDUSTRIES PADERBORN GmbH & CO. KG

                                    MOLL INDUSTRIES, LLC

                                    HANNING-KUNSTOFFE GmbH & CO.

                                    HANNING-KUNSTOFFE BETEILIGUNGS-GmbH & CO.

                                    PB HANNING GmbH

                                    PB HANNING GmbH & CO. HANDELSGESELLSCHAFT

                                    MOLL PLASTICS, LLC

                                    MOLL PLASTICS SARL

                                    SOMOMECA INDUSTRIES SARL

                                    SAPI SARL

                                    SOMOPLAST LORRAINE SARL

                                    2BI SARL

                                    SOMOPLAST SARL

                                    SERIM SARL

                                    SEMIP SARL

                                    STAPHANE SARL

                                    PROMOLDE LDA


                                                      By: /s/ George T. Votis
                                                         ---------------------
                                                         Authorized Signatory

Dated:  June 26, 1998